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                                                                    EXHIBIT 99.1


   IMPORTANT NOTICE REGARDING THE HOUSTON EXPLORATION COMPANY 401(k) PLAN AND
       TRUST BLACKOUT PERIOD AND YOUR RIGHTS TO TRADE COMMON STOCK DURING
                                BLACKOUT PERIOD


                                NOVEMBER 10, 2003


TO:      ALL HOUSTON EXPLORATION DIRECTORS AND EXECUTIVE OFFICERS

FROM:    JOHN H. KARNES, CHIEF FINANCIAL OFFICER

The purpose of this notice is to inform you that The Houston Exploration Company 401(k) Plan and Trust will be entering a blackout period due to change in record keepers, trustees and investment options under the Plan. The Securities and Exchange Commission recently published final rules under the Sarbanes-Oxley Act of 2002 (P.L. 107-24) which apply to 401(k) plan blackout periods that begin on or after January 26, 2003. Because you are a director or executive officer of Houston Exploration, please be aware that the blackout of the Plan has a direct impact on your ability to trade Houston Exploration common stock.

The new rules provide that, during the blackout period, corporate insiders may no longer exercise stock options or trade certain employer securities held outside of the Plan. Specifically, the insider trading provision prohibits corporate insiders from directly or indirectly purchasing, selling, acquiring or transferring any equity or derivative security of a publicly traded company that they acquired in connection with service or employment as a director or executive officer of that company. Equities acquired in connection with the individual's service as a director or officer are subject to the restriction, including securities acquired before the Sarbanes-Oxley Act was passed or before the company went public. The restriction does not apply to securities of the Houston Exploration that were not acquired in connection with your service as a director or officer. However, you should note that there is a rebuttable presumption that any securities sold during a blackout period are not exempt from the rule (i.e., the individual corporate insider bears the burden of proving that the securities were not "acquired in connection with service or employment").

The SEC's rules provide a limited number of exemptions from the trading restriction. If you would like more information regarding these exemptions, please contact me at 713.830.6800.


KEY DATES:        PLAN BLACKOUT PERIOD BEGINS:       THURSDAY, DECEMBER 25, 2003
                  PLAN BLACKOUT PERIOD ENDS:         MONDAY, FEBRUARY 2, 2003


Violations of the insider trading prohibition will allow an issuer or a security holder acting on behalf of an issuer to bring an action to recover the profits realized by the director or executive officer. In addition, the SEC may bring an action, including civil injunction proceedings, cease-and-desist actions, civil penalties and all other remedies available to the SEC under the Exchange Act, including, in some cases, criminal penalties.

Please be aware that on November 10, 2003 current Plan participants and affected parties were informed of the blackout via United States first class mail. A copy of the blackout notice provided to Plan participants and affected parties is attached hereto.

While we anticipate a smooth transition, you will be notified in the unlikely event that an extension of the blackout is needed. Please direct any questions regarding this notice to Roger B. Rice, Vice President of Human Resources and Administration, 1100 Louisiana Street, Suite 2000, Houston, Texas, 77002-5215, 713.830.6800.


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                     IMPORTANT NOTICE CONCERNING YOUR RIGHTS
                UNDER THE HOUSTON EXPLORATION COMPANY 401(K) PLAN


                                NOVEMBER 10, 2003


1. This notice is to inform you that the HOUSTON EXPLORATION COMPANY 401(k) PLAN (THE "PLAN") will be CHANGING RECORDKEEPERS, TRUSTEES, AND INVESTMENT OPTIONS effective JANUARY 1, 2004. The new trustee and record keeper will be MASSACHUSETTS FINANCIAL SERVICES. The new investment funds, and the way in which your existing account balances will be transferred to those new funds, are described below in paragraph 5.

2. As a result of these changes, you temporarily will be unable to CHANGE THE PERCENTAGE OF PAY YOU ELECT TO CONTRIBUTE TO THE PLAN, CHANGE HOW YOUR CONTRIBUTIONS ARE INVESTED UNDER THE PLAN, TRANSFER AMOUNTS IN YOUR ACCOUNT AMONG ANY OF THE FUNDS IN THE PLAN, OBTAIN A LOAN OR HARDSHIP DISTRIBUTION FROM THE PLAN, OR OBTAIN A DISTRIBUTION FROM THE PLAN. This period, during which you will be unable to exercise these rights otherwise available under the Plan, is called a "blackout period." Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan. During the blackout period, your employee contributions will continue to be deducted from your paycheck, based on the payroll deduction election in effect for you at the time the blackout begins, and these contributions will continue to be invested in accordance with the investment elections in effect for you at the time the blackout begins. In addition, any loan repayments currently being deducted from your paycheck will continue during the blackout period. Company matching contributions will also continue uninterrupted during the blackout period.

3. With respect to all investment options other than the Company Stock Fund, the blackout period for the Plan will begin on THURSDAY, DECEMBER 25, 2003 and end on MONDAY, FEBRUARY 2, 2004.

4. During the blackout period you will be unable to direct or diversify the assets held in your account under the Plan. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period.

5. FUNDS THAT WILL NO LONGER BE IN THE NEW 401(k) PLAN WILL BE MAPPED INTO SIMILAR NEW FUNDS AFTER THE CONVERSION. ADDITIONALLY COMPANY STOCK WILL NOT BE A FUND SELECTION IN THE NEW 401K PLAN; THEREFORE, YOU SHOULD REDISTRIBUTE YOUR COMPANY STOCK INTO ANY OF THE REMAINING ING FUND SELECTIONS NO LATER THAN DECEMBER 10, 2003. IF YOU HAVE NOT REDISTRIBUTED YOUR COMPANY STOCK TO ANOTHER FUND SELECTION BY DECEMBER 10, 2003, YOUR COMPANY STOCK WILL BE MAPPED OVER INTO AN ING MONEY MARKET FUND AND AFTER THE CONVERSION, MAPPED INTO AN MFS MONEY MARKET FUND.

6. Federal law generally requires that you be furnished notice of a blackout period at least 30 days in advance of the last date on which you could exercise your affected rights immediately before the commencement of any blackout period in order to provide you with sufficient time to consider the effect of the blackout period on your retirement and financial plans.

7. If you have any questions concerning this notice, you should contact ROGER B. RICE, VICE PRESIDENT, HUMAN RESOURCES AND ADMINISTRATION, 1100 LOUISIANA, SUITE 2000, HOUSTON, TEXAS 77002, TELEPHONE 713.830.6800.